SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT ("Sublease") made the ___ day of March, 2016 by ACSH Service Center, LLC, a Delaware limited liability company ("Sublessor") and LeClair Ryan, PC, a Virginia professional corporation ("Sublessee").

WITNESSETH:

For and in consideration of the rentals herein provided for and of the premises herein contained, the Sublessor does hereby sublease and sublet unto the Sublessee the hereafter described property for the term and on the terms and conditions as hereinafter set forth.

1. MASTER LEASE

The Sublessee hereby acknowledges that, subject to the terms and conditions of that certain Lease dated October 29, 2014 by and between John Hancock Life Insurance Company (U.S.A.) ("Landlord") and Sublessor (the "Master Lease"), including but not limited to Paragraph 7 of the Master Lease, Sublessor has the right to sublease the Premises (as herein defined below) to Sublessee. A copy of the Master Lease is attached hereto as Exhibit A and made a part hereof. The terms of the Master Lease are incorporated herein, and Sublessor agrees to assume, faithfully perform, observe, and be bound by all of the terms, covenants, and conditions required to be performed by or on the part of Sublessor under the Master Lease, all of which shall constitute the terms of this Sublease, for the duration of the Term (as hereinbelow defined), and Sublessor shall have all the rights of Landlord under the Master Lease with respect to Sublesssee's performance as if Sublessor had been named Landlord and Sublessee had been named Tenant thereunder and Sublessee shall have all of the rights of Tenant under the Master Lease. If there is any conflict between the provisions of this Sublease and the provisions of the Master Lease which would permit Sublessee to do or cause to be done or suffer or permit anything to be done which is prohibited by the Master Lease, then the provisions of the Master Lease shall prevail. Sublessee acknowledges that Sublessor does not covenant or agree to do or perform any obligations undertaken or assumed by the Landlord under the Master Lease and that Landlord has the responsibility for providing services and utilities under the terms of the Master Lease. Any term not defined herein shall have the meaning ascribed to it in the Master Lease. If the Master Lease or Sublessor's right to possession of the Premises thereunder is terminated, cancelled, or expired for any reason, this Sublease will automatically terminate as of the same date, and Sublessor shall have no liability under this Sublease, except as the termination may have been caused by the Sublessor. Sublessee acknowledges that Sublessor does not covenant or agree to do or perform any obligations undertaken or assumed by Landlord under the Master Lease and that Landlord has responsibility for providing services and utilities under the terms of the Master Lease.

Except as set forth herein, this Sublease is made upon, and shall be subject and subordinate to, all of the terms, covenants and conditions of the Master Lease and all mortgages, leases and other documents to which the Master Lease is or may hereafter become subject and subordinate. Subtenant shall, upon request, execute certificates reasonably requested to confirm such subordination.

2. PREMISES

The Sublessor hereby sublets to the Sublessee and the Sublessee hereby sublets from the Sublessor the "Premises" described as and situated at:

9,748 Rentable Square Feet located at The Proscenium, 1170 Peachtree Street, Suite 2350, Atlanta, Ga. 30309.

In addition to use of the Premises, Sublessee shall be entitled to all parking rights afforded Sublessor under the Master Lease, which include the exclusive use of two parking spaces located in the parking garage below the building.

3. TERM

This Sublease shall commence upon Sublessor and Sublessee's approval and execution of this Sublease and execution and delivery by Landlord of a written consent to this Sublease in accordance with the terms of the Master Lease and shall expire, if not earlier terminated pursuant to the terms of this Sublease, on April 30, 2020 (the "Term").

4. RENT

The Sublessee hereby agrees to pay to the Sublessor (a) monthly rent in accordance with the rates provided below and (b) all "Additional Rent" (as defined in the Master Lease) that becomes due and payable by Sublessor to Landlord under the Master Lease (collectively, the "Rent") on or before the 1st day of each month. Said monthly rental payments shall be payable to Sublessor at ACSH Service Center, LLC, Ivan Allen Jr. Blvd NW, Atlanta, GA 30308 Attn: Chief Financial Officer, in advance on the first day of each calendar month. For purposes of calculating the Additional Rent in this Sublease, the term "Base Year" (as defined in the Master Lease) shall refer to the 2016 calendar year.

Concessions: Sublessee shall have partial rent abatement through October 15, 2016.

April 1, 2016 – September 30, 2016	$12,591.17 per month	$75,547.02 per period (Six (6) months half-rent)
October 1, 2016 – March 31, 2017	$25,182.33 per month	$151,093.98 per period (Six (6) months full-rent)
April 1, 2017 – March 31, 2018	$25,937.80 per month	$311,253.60 per period
April 1, 2018 – March 31, 2019	$26,715.94 per month	$320,591.28 per period

April 1, 2019 – March 31, 2020	$27,517.42 per month	$330,209.04 per period
April 1, 2020 – April 30, 2020	$28,342.94 per month	$28,342.94 per period (One (1) month rent)

5. USE

The Premises shall be used and occupied only for the uses outlined in the Master Lease.

6. ASSIGNMENT AND SUBLETTING

The Sublessee may not assign or sublet the Premises without the prior written consent of the Sublessor and Landlord, which shall not be unreasonably withheld. Any such sublease or assignment shall expressly be subject to the provisions of this Sublease and the Master Lease.

7. SURRENDER

Upon the expiration or earlier termination of this Sublease, the Sublessee shall surrender the Premises to the Sublessor in good working order, in broom clean condition, free of any hazardous substances, and otherwise in compliance with all requirements under the Master Lease. The Sublessee shall remove from the Premises on or prior to such expiration or earlier termination all of its property situated thereon, and all signs erected by Sublessee.

8. FURNITURE, FIXTURES, AND EQUIPMENT

Attached hereto as Exhibit B (need to see Exhibit B) is a list of the furniture, fixtures, and equipment ("FF&E") that shall remain in the Premises for Sublessee's use during the Term. At the expiration of the Master Lease, Sublessor, at Sublessor's sole cost and expense, shall be responsible for removing the FF&E from the Premises in coordination with the Sublessee and the Sublessee's move out of the Premises. In no event shall Sublessor, its agents, vendors, employees or representatives remove the FF&E before two (2) calendar days prior to the Master Lease Expiration. In the event any of the FF&E detailed in Exhibit B breaks or becomes unusable, Sublessee shall be entitled to remove said FF&E from the Premises without violating this Section 8 of the Sublease. All FF&E is AS IS WHERE IS, without any representation or warranty from Sublessor as to the quality, quantity, or condition thereof, or any other representation or warranty.

9. DEFAULT

Upon default by Sublessee in the payment of Rent or any other payment required to be made by Sublessee or in the performance of any of Sublessee's obligations hereunder, Sublessor shall have the same rights and remedies against Sublessee as are afforded the Landlord against Sublessor in the event of Sublessor's default under the terms of the Master Lease. Specifically, but without limiting the rights and remedies of Sublessor, if Sublessee defaults in the performance of any of the terms, covenants, or conditions of this Sublease, or upon any act or

omission by Sublessee which constitutes a default under the Master Lease, then Sublessor may i) terminate this Sublease upon written notice to Sublessee as of the date specified in said notice and the Sublease shall terminate; ii) exercise any rights or remedies provided for under the Master Lease; and/or iii) exercise any rights or remedies available under law or equity.

10. INDEMNIFICATION

To the fullest extent permitted by law, Sublessee and Sublessor shall mutually defend (using counsel reasonably acceptable to Sublessor or Landlord, as applicable) indemnify and hold harmless Sublessor and Landlord from any and all claims, causes of action, damages, liabilities, losses, penalties, injuries, costs, or expenses (including fines, penalties, judgments, court costs, and reasonable fees of attorneys, investigators and experts, through all appeals) arising from, caused (in whole or in part) by or relating to: (i) the use or enjoyment of the Premises and/or Common Areas by Sublessee or any of Sublessee's employees, agents, or invitees; (ii) any act or omission of Sublessee or any of Sublessee's employees, agents, or invitees while in, on or about the Project; (iii) any breach or default by Sublessee of any provision, representation or warranty contained in this Sublease; (iv) any lien filed on the Premises during the term of this Sublease; and/or (v) the operation of Sublessee's business. In no event, however, shall Sublessee be responsible for any such claims to the extent caused by the sole negligence or willful misconduct of Sublessor or Landlord. The foregoing indemnity obligation shall survive expiration or termination of this Sublease.

Sublessee shall not do or permit anything to be done which could cause the Master Lease to be terminated or forfeited, and Sublessee shall indemnify and hold Sublessor harmless from and against all claims, damages, liabilities, losses, penalties, injuries, and expenses (including attorneys' fees and court costs) incurred by Sublessor as a result of Sublessee's action or inaction to the extent same were caused by Sublessee or any of Sublessee's employees, agents, or invitees.

11. BROKERS

Sublessor and Sublesee both represent and warrant that they have dealt with no broker or salesman in connection with this Sublease except Colliers International – Atlanta, LLC. (collectively the "Brokers"), whose commission shall be paid by Sublessor pursuant to a separate agreement. Sublessor and Sublessee represent and warrant to each other that they have not had any dealings with any other real estate brokers or agents except the Brokers in connection with the negotiation of this Sublease. Sublessor and Sublessee hereby agree to indemnify and hold each other harmless from and against any and all liability and cost which Sublessor or Sublessee may suffer in connection with other real estate brokers or agents claiming by, through, or under either party seeking any commission, fee, or payment in connection with this Lease.

12. NOTICES

All notices, demands, requests, consents, approvals, offers, statements, and other instruments or communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when delivered by professional courier or mailed by first class

registered or certified mail if postage prepaid, addressed to party at the address specified above. A copy of all notices to Sublessor shall be sent to ACSH Service Center, LLC d/b/a GoNow Doctors, Ivan Allen Jr. Blvd NW, Atlanta, GA 30308, attn: CFO. Sublessee shall forward to Sublessor a copy of any notice it receives from Landlord or any third party relating to the Master Lease, this Sublease or otherwise affecting or relating to Sublessee's, Sublessor's, or Landlord's possession of the Premises.

13. CONSENT BY LANDLORD

THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED TO IN WRITING BY LANDLORD.

14. AMENDMENTS

This Sublease may not be amended, modified, terminated nor may any obligation hereunder be waived orally, and no such amendment, modification, termination, or waiver shall be effective for any purpose unless it is in writing, signed by the party against whom enforcement thereof is sought.

15. GOVERNING LAW

This Sublease shall be governed by and construed in accordance with the laws of the State of Georgia.

16. ATTORNEYS' FEES

If any legal proceeding is brought to enforce or interpret this Sublease or any provision thereof, the prevailing party in any such proceeding will be entitled to recover from the other party its reasonable attorneys' fees and court costs, before and at trial and at all appellate levels.

17. SECURITY DEPOSIT

Sublessee shall upon execution of this Sublease, deliver to Sublessor a security deposit in the amount of $25,182.33 ("Security Deposit"), as security for the performance by Sublessee of all of the terms, covenants and conditions of this Sublease to be kept and performed or to cure any default of Sublessee during the Term. If at any time during the Term, any of the Rent or any other sum payable by Sublessee to Sublessor hereunder shall be overdue and unpaid after any applicable cure period, then Sublessor may apply all or any portion of the Security Deposit to the payment of such overdue Rent or other sum. Sublessor shall return Security Deposit within 30 days after sublease expiration so long as Subtenant is not in default.

18. NO WAIVER

The failure by Sublessor to insist upon the strict performance or observance of any of Sublessee's obligations under this Sublease or the Master Lease, or to exercise any right or other

remedy under or with respect to this Sublease or the Master Lease shall not be construed as a waiver or relinquishment for the future of that obligation, right, or other remedy of Sublessor.

19. ALTERATIONS

Except as otherwise expressly provided herein, Sublessee agrees to accept the FF&E, Premises and the facilities and utilities thereon "as is" in the present condition. By its act of taking possession, Sublessee shall be deemed to have accepted the FF&E, the Premises and all facilities and utilities thereon, and to have acknowledged that the same are in the condition called for by the terms of this Sublease. Sublessee shall not make any alteration, addition, or improvement in or to the Premises, without first obtaining Sublessor's written consent, which consent may be granted or withheld in Sublessor's sole discretion. Sublessor does agree that Subtenant shall have the right to paint the sublease premises.

[signature page to follow]

IN WITNESS WHEREOF the parties have executed this Sublease as of the date first above written.

ATTEST:

____

SUBLESSOR:

By:______________________________

Name: Adam S. Winger

Title: President

ATTEST:

____

SUBLESSEE:

By:______________________________

Name:______________________________

Title:______________________________

IN WITNESS WHEREOF the parties have executed this Sublease as of the date first above written.

ATTEST:

____

SUBLESSOR:

By:_______________________

Name: Adam S. Winger

Title: President

Name:

ATTEST:

____

SUBLESSEE:

By:_______________________

Name: CHARLES ERIK GUSTAFSON

Title: CEO

EXHIBIT A

MASTER LEASE

EXHIBIT B

FURNITURE, FIXTURES, AND EQUIPMENT